UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                                    of the
                         SECURITIES EXCHANGE ACT OF 1934

                  Date of Event Requiring Report: June 10, 2002
                                                  -------------

                  GLOBAL ENTERTAINMENT HOLDINGS/EQUITIES, INC.
                  --------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    Colorado
                                    --------
                 (State or other jurisdiction of incorporation)

                  0-27637                           47-0811483
                  -------                           ----------
          (Commission File Number)     (IRS Employer Identification No.)

               501 Brickell Key Drive, Suite 603, Miami, FL 33131
               --------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                  305-374-2036
                                  ------------
              (Registrant's telephone Number, including area code)

Item 4.     Changes in Registrant's Certifying Accountant.

      On June 10 2002, Global Entertainment Holdings/Equities, Inc. (the "Company") appointed Kane, Hoffman & Danner, P.A. as the Company's independent auditor for the fiscal year ended December 31, 2002. This appointment represents a change in the Company's auditor from Clyde Bailey P.C. The change was prompted by the fact that the Company has requirements that exceed the capacity of Clyde Bailey to service those needs and also by the fact that Clyde Bailey is not geographically located close to the Company, whereas Kane Hoffman & Danner P.A. is a local firm in Miami that can be responsive to immediate needs. Clyde Bailey has reported on the Company's financial statements for the years ended December 31, 2000 and 2001 and has not expressed an adverse opinion or disclaimer of opinion, and has not been modified as to uncertainty, audit scope, or accounting principles.

      Clyde Bailey has reviewed the disclosure in this Form 8-K required by Item 304 of Regulation S-B, and has furnished the Company with a letter addressed to the Commission stating that it agrees with the statements made by the Company herein. The letter has been attached hereto as an exhibit.


                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 14th day of June, 2002.

                                    Global Entertainment Holdings/Equities, Inc.



                                    By:  /s/ Bryan Abboud
                                         Bryan Abboud, Chief Executive Officer



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


                              INDEX TO EXHIBITS

EXHIBIT           PAGE
NO.               NO.         DESCRIPTION

16                4           Letter on Change in Certifying Accountant

                                                                    Exhibit 16


June 14, 2002



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

RE:   Global Entertainment Holdings/Equities, Inc.
      Commission File No. 0-27637

Dear Securities and Exchange Commission:

I was previously the principal accountant for Global Entertainment Holdings/ Equities, Inc. ("GAMM") and I reported on the financial statements of GAMM as of and for the years ended December 31, 2000 and 2001. On June 10, 2002, I was terminated as principal accountant. I have read GAMM's statements included under
Item 4 of its Form 8-K dated June 10, 2002 and I agree with such statements.

Sincerely,


/s/ Clyde Bailey
Clyde Bailey, P.C.




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